EXHIBIT 3.1

RESTATED

CERTIFICATE OF INCORPORATION

OF

THE COLONIAL BANCGROUP, INC.

2005

The Colonial BancGroup, Inc. was originally incorporated as “Southland Bancorporation.” The original certificate of incorporation was filed with the Secretary of State of Delaware on January 25, 1974. This Restated Certificate of Incorporation was duly adopted by the Board of Directors on January 19, 2005, approved by the stockholders on April 20, 2005, and approved in final form by the Board of Directors on April 20, 2005, in accordance with §§ 245 and 242 of the General Corporation Law of Delaware and restates, integrates and further amends the provisions of the corporation’s certificate of incorporation as heretofore amended and restated.

ARTICLE 1

The name of the corporation is The Colonial BancGroup, Inc.

ARTICLE 2

The address of its registered office in the State of Delaware is 1209 Orange Street, in the City of Wilmington, County of New Castle. The name of its registered agent at such address is The Corporation Trust Company. The principal office of the corporation shall be in the State of Alabama and shall be located in the City of Montgomery, County of Montgomery.

ARTICLE 3

The nature of the business or purposes to be conducted or promoted is:

1. To operate as a bank holding company to the full extent permitted by law.

2. To engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of Delaware.

3. Without limiting in any manner the scope and generality of the foregoing, the corporation shall have the following powers and purposes:

(a) To acquire by purchase, subscription or otherwise, and to receive, hold, own guarantee, sell, assign, exchange, transfer, mortgage, pledge, or otherwise dispose of or deal in and with any and all securities, as such term is hereinafter defined, issued or created by any corporation, firm, organization, association or other entity, public or private, whether formed under the laws of the United States of America or of any state, commonwealth, territory, dependency or possession thereof, or of any foreign country or of any political subdivision, territory, dependency, possession or municipality thereof, or issued or created by the United States of America or any state or commonwealth thereof or any foreign country, or by any agency, subdivision, territory, dependency, possession or municipality of any of the foregoing, and as owner thereof to possess and exercise all the rights, powers and privileges of ownership, including the right to execute consents and vote thereon.

The term “securities” as used in this certificate of incorporation shall mean any and all notes, stocks, treasury stocks, bonds, debentures, evidences of indebtedness, certificates of interest or participation in any profit sharing agreement, collateral trust certificates, preorganization certificates or subscriptions, transferable shares, investment contracts, voting trust certificates, certificates of deposit for a security, fractional undivided interests in oil, gas or other mineral rights, or, in general, any interests or instruments commonly known as “securities” or any and all certificates of interest or participation in, temporary or interim certificates for, receipts for, guaranties of, or warrants or rights to subscribe to or purchase, any of the foregoing.

(b) To make, establish, and maintain investments in securities, and to supervise and manage such investments.

(c) To cause to be organized under the laws of the United States of America or of any state, commonwealth, territory, dependency or possession thereof, or of any foreign country or of any political subdivision, territory, dependency, possession or municipality thereof, one or more corporations, firms, organizations, associations or other entities and to cause the same to be dissolved, wound up, liquidated, merged or consolidated.

(d) To acquire by purchase or exchange, or by transfer to or by merger or consolidation with the corporation or any corporation, firm, organization, association or other entity owned or controlled, directly or indirectly, by the corporation, or to otherwise acquire, the whole or any part of the business, good will, rights, or other assets of any corporation, firm, organization, association or other entity, and to undertake or assume in connection therewith the whole or any part of the liabilities and obligations thereof, to effect any such acquisition in whole or in part by delivery of cash or other property, including securities issued by the corporation, or by any other lawful means.

(e) To make loans and give other forms of credit, with or without security, and to negotiate and make contracts and agreements in connection therewith.

(f) To aid by loan, subsidy, guaranty or in any other lawful manner any corporation, firm, organization, association or other entity of which any securities are in any manner directly or indirectly held by the corporation or in which the corporation or any such corporation, firm, organization, association or entity may be or become otherwise interested; to guarantee the payment of dividends on any stock issued by any such corporation, firm, organization, association or entity; to guarantee or, with or without recourse against any such corporation, firm, organization, association or entity, to assume the payment of the principal of, or the interest on, any obligations issued or incurred by such corporation, firm, organization, association or entity; to do any and all other acts and things for the enhancement, protection or preservation of any securities which are in any manner, directly or indirectly, held, guaranteed or assumed by the corporation, and to do any and all acts and things designed to accomplish any such purpose.

(g) To borrow money for any business, object or purpose of the corporation from time to time, without limit as to amount; to issue any kind of indebtedness, whether or not in connection with borrowing money, including evidences of indebtedness convertible into stock of the corporation, to secure the payment of any evidence of indebtedness by the creation of any interest in any of the property or rights of the corporation, whether at that time owned or thereafter acquired.

(h) To render service, assistance, counsel and advice to, and to act as representative or agent in any capacity (whether managing, operating, financial, purchasing, selling, advertising or otherwise) of, any corporation, firm, organization, association or other entity.

4. The purposes and powers specified in the foregoing paragraphs shall, except where otherwise expressed, be in no way limited or restricted by reference to, or inference from the terms of any other paragraph in this certificate of incorporation, but the purposes and powers specified in each of the foregoing paragraphs of this Article shall be regarded as independent purposes and powers.

5. The corporation shall possess and may exercise all powers and privileges necessary or convenient to effect any or all of the foregoing purposes, or to further any or all of the foregoing powers, and the enumeration herein of any specific purposes or powers shall not be held to limit or restrict in any manner the exercise by the corporation of the general powers now or hereafter conferred by the laws of the State of Delaware upon corporations formed under the General Corporation Law of Delaware.

ARTICLE 4

The total number of shares of all classes of stock which the corporation shall have authority to issue is 451,000,000 shares, of which 1,000,000 shares of the par value of $2.50 per share are to be Preference Stock (hereinafter called “Preference Stock”), 50,000,000 shares of the par value of $2.50 per share are to be Preferred Stock (hereinafter called “Preferred Stock”) and 400,000,000 shares of the par value of $2.50 per share are to be Common Stock (hereinafter sometimes called “Common Stock”).

PART A

(1) The Preference Stock may be issued in such one or more series as shall from time to time be created and authorized to be issued by the board of directors as hereinafter provided.

(2) The board of directors is hereby expressly authorized, by resolution or resolutions from time to time adopted providing for the issuance of Preference Stock, to fix and state, to the extent not fixed by the provisions hereinafter set forth, the designations, powers, preferences and relative, participating, optional and other special rights of the shares of each series of Preference Stock, and the qualifications, limitations and restrictions thereof, including (but, unless otherwise stated below, without limiting the generality of the foregoing) any of the following with respect to which the board of directors shall determine to make affirmative provisions:

(a) the distinctive name and serial designation;

(b) the annual dividend rate or rates and the dividend payment dates;

(c) whether dividends are to be cumulative or non-cumulative and the participating or other special rights, if any, with respect to the payment of dividends;

(d) whether any series shall be subject to redemption and, if so, the manner of redemption and the redemption price or prices;

(e) the amount or amounts of preferential or other payments to which any series is entitled over any other series or over the Common Stock or the Preferred Stock on voluntary liquidation, dissolution or winding up of the corporation;

(f) any sinking fund or other retirement provisions and the extent to which the charges therefor are to have priority over the payment of dividends on or the making of sinking fund or other like retirement provisions for shares of any other series or other dividends on the Common Stock or the Preferred Stock;

(g) any conversion, exchange, purchase or other privileges to acquire shares of any other series or of the Common Stock;

(h) the number of shares of such series; and

(i) the voting rights, if any, of such series, including the right of such Preference Stock to class voting or the right to vote together with the Common Stock, with such number of votes per share, or fractions of a share, as shall be determined by the board of directors, on any matter to be presented to the stockholders.

(3) Each share of each series of Preference Stock shall have the same relative rights and be identical in all respects with all the other shares of the same series.

(4) Before the corporation shall issue any shares of Preference Stock of any series authorized as hereinbefore provided, a certificate setting forth a copy of the resolution or resolutions with respect to such series adopted by the board of directors of the corporation pursuant to the foregoing authority vested in the board of directors shall be made, filed and recorded in accordance with the then applicable requirements, if any, of the laws of the State of Delaware, or, if no certificate is then so required, such certificate shall be signed and acknowledged on behalf of the corporation by its Chairman of the Board of Directors, President or a Vice-President and its corporate seal shall be affixed thereto and attested by its Secretary or an Assistant Secretary and such certificate shall be filed and kept on file at the principal office of the corporation in the State of Delaware and in such other places as the board of directors shall designate.

(5) Shares of any series of Preference Stock which shall be issued and thereafter acquired by the corporation through purchase, redemption, conversion or otherwise may, by resolution or resolutions of the board of directors, be returned to the status of authorized but unissued Preference Stock of the same series. Unless otherwise provided in the resolution or resolutions of the board of directors providing for the issue thereof, the number of authorized shares of Preference Stock of any such series may be increased or decreased (but not below the number of shares thereof then outstanding) by resolution or resolutions of the board of directors and the filing of a certificate complying with the foregoing requirements. In case the number of shares of any such series of Preference Stock shall be decreased, the shares representing such decrease shall, unless otherwise provided in the resolution or resolutions of the board of directors providing for the issuance thereof resume the status of authorized but unissued Preference Stock, undesignated as to series.

PART B

(1) No holder of any of the shares of the Common Stock, the Preference Stock or the Preferred Stock, or any series thereof, of the corporation shall be entitled as of right to purchase or subscribe for any unissued shares of any such stock or series or of any additional shares of any class of stock or series to be issued by reason of any increase in the authorized capital stock of the corporation of any class, or bonds, certificates of indebtedness, debentures or other securities convertible into stock of any class or series of the corporation, or carrying any rights to purchase stock of any class or series, but any such unissued or such additional authorized issue of any stock of any class or series, or other securities convertible into any stock of any class or series, or carrying any right to purchase any stock of any class or series, may be issued and disposed of pursuant to resolution of the board of directors of the corporation to such persons, firms, corporations or associations, upon such terms, as may be deemed advisable by the board of directors of the corporation in the exercise of its discretion. The corporation may from time to time issue its shares of stock of any class or series for such consideration as may be fixed from time to time by the board of directors and may receive in payment thereof, in whole or in part, cash, labor done, personal property or real property, whether tangible or intangible, or interests therein or leases thereof. In the absence of actual fraud in the transaction the judgment of the board of directors as to the value of such labor, personal property, real property or interests therein or leases thereof shall be conclusive. Any and all shares so issued for which the consideration so fixed shall have been paid or delivered shall be deemed fully paid stock and shall not be liable to any further call or assessment thereon, and the holders of such shares shall not be liable for any further payment in respect thereof.

(2) The authority of the board of directors to provide for the issuance of shares of the Common Stock, and one or more series of the Preference Stock and the Preferred Stock, shall include, but shall not be limited to, authority to issue shares of the Common Stock and shares of any series of the Preference Stock and the Preferred Stock in any manner (including issuance pursuant to rights, warrants or other options) and for any purpose permitted by law, including for delivery as all or part of the consideration for or in connection with the acquisition of all or part of the stock of another corporation or of all or part of the assets of another corporation or enterprise, irrespective of the amount by which the issuance of such stock shall increase the number of shares outstanding (but not in excess of the number of shares authorized).

PART C

(1) Voting. Except as may be provided otherwise in this Restated Certificate of Incorporation, at all meetings of stockholders of the corporation, each holder of record of Common Stock shall be entitled to one vote for each share of Common Stock held. Holders of Preference Stock shall have such voting rights, if any, as are designated by the board of directors of the corporation in accordance with Article 4, Part A hereof. Holders of Preferred Stock shall have such voting rights, if any, as are designated by the board of directors of the corporation in accordance with Article 4, Part D hereof.

(2) Dividends. Subject to Article 4, Parts A and D hereof, dividends (payable in cash, shares or otherwise) may be paid on the Common Stock in such amounts and at such times as the board of directors of the corporation may determine in accordance with the Delaware General Corporation Law.

(3) Director Elections.

(a) Number, election and terms. The business and affairs of the corporation shall be managed and controlled by a board of directors consisting of not less than three (3) persons. The exact number of directors shall be fixed from time to time by the board of directors pursuant to a resolution adopted by a majority of the board of directors. Commencing with the annual meeting of stockholders in 1995, the directors shall be divided into three classes, as nearly equal in number as possible, with the term of office of the first class to expire at the 1996 annual meeting of stockholders, the term of office of the second class to expire at the 1997 annual meeting of stockholders and the term of office of the third class to expire at the 1998 annual meeting of stockholders. At each annual meeting of stockholders following such initial classification and election, directors elected to succeed those directors whose terms expire shall be elected for a term of office to expire at the third succeeding annual meeting of stockholders after their election.

(b) Newly created directorships and vacancies. Subject to the rights of the holders of any series of Preference Stock and Preferred Stock then outstanding, newly created directorships resulting from any increase in the authorized number of directors or any vacancies in the board of directors resulting from death, resignation, retirement, disqualification, removal from office or other cause shall be filled only by a majority vote of the directors then in office, and directors so chosen shall hold office for a term expiring at the annual meeting of stockholders at which the term of the class to which they have been elected expires.

(c) Removal. Subject to the rights of the holders of any series of Preference Stock and Preferred Stock then outstanding, any director, or the entire board of directors, may be removed from office at any time, but only for cause and only by the affirmative vote of the holders of at least eighty percent (80%) of the voting power of all of the shares of the corporation entitled to vote for the election of directors, voting as a class, notwithstanding that some lesser percentage may be specified by law, agreement, or otherwise.

(d) Amendment. Notwithstanding anything contained in this Restated Certificate of Incorporation to the contrary, and in addition to any affirmative vote that may otherwise be required by law, this Article 4, Part C(3) shall not be altered, amended or repealed and no provision inconsistent herewith shall be adopted without the affirmative vote of the holders of at least eighty percent (80%) of the voting power of all of the shares of the corporation entitled to vote for the election of directors, voting as a class.

(4) Business Combinations.

(a) Vote Required. In addition to any affirmative vote that may otherwise be required by law, the affirmative vote of the holders of not less than seventy-five percent (75%) of the outstanding shares of “Voting Stock” (as hereinafter defined) and, in addition thereto, the affirmative vote of the holders of not less than sixty-seven percent (67%) of the outstanding shares of Voting Stock held by persons other than a “Related Person” (as hereinafter defined) shall be required for the approval or authorization of any “Business Combination” (as hereinafter defined) of the corporation with any Related Person; provided, however, that such supermajority voting requirements shall not be applicable if the “Continuing Directors” (as hereinafter defined) of the corporation by at least a majority vote (a) have expressly approved in advance the acquisition of the outstanding shares of Voting Stock that caused such Related Person to become a Related Person, or (b) have expressly approved such Business Combination either in advance of or subsequent to such Related Person’s having become a Related Person. Whenever this Part C(4) requires the Continuing Directors to make any determination or to take any action, the Continuing Directors may so act notwithstanding the provisions of Article 6, Part B hereof and notwithstanding the fact that such Continuing Directors may constitute less than a majority of the board of directors at such time.

(b) Definitions. For purposes of this Article 4, Part C(4):

(i) The term “Business Combination” shall mean (a) any merger or consolidation of the corporation or a subsidiary of the corporation with or into a Related Person, (b) any sale, lease, exchange, transfer or other disposition, including without limitation a mortgage or any other security device, of all or any “Substantial Part” (as hereinafter defined) of the assets either of the corporation (including without limitation any voting securities of a subsidiary) or of a subsidiary of the corporation to a Related Person, (c) any merger or consolidation of a Related Person with or into the corporation or a subsidiary of the corporation, (d) any sale, lease, exchange, transfer or other disposition, including without limitation a mortgage or other security device, of all or any Substantial Part of the assets of a Related Person to the corporation or a subsidiary of the corporation, (e) the issuance of any securities of the corporation or a subsidiary of the corporation to a Related Person, (f) any recapitalization that would have the effect of increasing the voting power of a Related Person, and (g) any agreement, contract or other arrangement providing for any of the transactions described in this definition of Business Combination.

(ii) The term “Related Person” shall mean and include any individual, corporation, partnership or other person or entity which, together with its “Affiliates” and “Associates” (as defined in Rule 12b-2 of the General Rules and Regulations under the Securities Exchange Act of 1934 as in effect at the date of the adoption of this Part by the stockholders of the corporation (collectively, and as so in effect, the “Exchange Act”)), “Beneficially Owns” (as defined in Rule 13d-3 of the Exchange Act) in the aggregate 10 percent or more of the outstanding Voting Stock of the corporation, and any Affiliate or Associate of any such individual, corporation, partnership or other person or entity, provided that this provision shall not apply to a person who would have been a Related Person based upon shares held of record in the corporation if this Part C(4) and the introductory paragraph of Article 4 hereto had been implemented on the date of approval of this Part C(4) by the board of directors of the corporation.

(iii) The term “Substantial Part” shall mean more than twenty percent (20%) of the fair market value as determined by a majority of the Continuing Directors of the total consolidated assets of the corporation and its subsidiaries taken as a whole as of the end of its most recent fiscal year ended prior to the time the determination is being made.

(iv) Without limitation, any share of Voting Stock of the corporation that any Related Person has the right to acquire at any time (notwithstanding that Rule 13d-3 deems such shares to be beneficially owned only if such right may be exercised within sixty (60) days) pursuant to any agreement, or upon exercise of conversion rights, warrants, or options, or otherwise, shall be deemed to be Beneficially Owned by the Related Person and to be outstanding for purposes of clause (b)(ii) above.

(v) The term “Voting Stock” shall mean all of the outstanding shares of Common Stock and the outstanding shares of Preference Stock and Preferred Stock entitled to vote on each matter on which the holders of record of Common Stock shall be entitled to vote, and each reference to a proportion of shares of Voting Stock shall refer to such proportion of the votes entitled to be cast by such shares.

(vi) The term “Continuing Director” shall mean a director who was a member of the board of directors of the corporation immediately prior to the time that the Related Person involved in a Business Combination became a Related Person.

(vii) A Related Person shall be deemed to have acquired a share of the Voting Stock of the corporation at the time when such Related Person became the Beneficial Owner thereof.

(viii) The Continuing Directors shall have the power and duty to determine for the purposes of this Part C(4) on the basis of information then known to them whether any person is a Related Person. Any such determination shall be conclusive and binding for all purposes of this Part C(4).

(c) Fiduciary Obligations. Nothing contained in the Part C(4) shall be construed to relieve any Related Person from any fiduciary obligation imposed by law.

(d) Section 203. Nothing in this Part C(4) shall be deemed to nullify or make inapplicable the operation of Section 203 of the General Corporation Law of the State of Delaware in effect as of the date of approval of this Part by the stockholders of the corporation as such section relates to any “business combination” as defined in such section.

(e) Amendment. Notwithstanding anything contained in this Restated Certificate of Incorporation to the contrary, and in addition to any affirmative vote that may otherwise be required by law, this Article 4, Part C(4) shall not be altered, amended or repealed and no provision inconsistent herewith shall be adopted without the affirmative vote of the holders of at least seventy-five percent (75%) of the outstanding shares of Voting Stock of the corporation and, in addition thereto, the affirmative vote of the holders of at least sixty-seven percent (67%) of the outstanding shares of Voting Stock held by persons other than the Related Person.

PART D

(1) Except as otherwise set forth in this Certificate of Incorporation, the preferences, privileges, limitations and relative rights applicable to the shares of the Preferred Stock shall be fixed and determined, from time to time, by resolution or resolutions, of the Board of Directors of the corporation, and when so fixed and determined a certificate setting forth a copy of the resolution or resolutions with respect to such series adopted by the board of directors of the corporation, which shall be filed and recorded in accordance with the then applicable requirements, if any, of the laws of the State of Delaware, or if no filing or recordation is then so required, such certificate shall be signed and acknowledged on behalf of the corporation by its Chief Executive Officer or President and attested by its Secretary or an Assistant Secretary and such certificate shall be filed and kept at the principal office of the corporation in the State of Delaware or in such other places as the board of directors shall designate.

(2) The Preferred Stock hereinabove authorized may be issued from time to time in one or more series, as determined by the Board of Directors. All shares of each particular series of Preferred Stock shall be alike (except as to the date from which dividends shall commence to accrue) and all shares of Preferred Stock shall be of equal rank and shall have the same powers, preferences, and rights, and shall be subject to the same qualifications, limitations and restrictions, without distinction between the shares of different series thereof, except only in regard to the following particulars, which may vary in a different series:

(a) The distinctive name and serial designation;

(b) The annual rate or rates of dividends payable on shares of such series and the dates from which such dividends shall commence to accrue;

(c) Whether dividends are to be cumulative or non-cumulative and the participating or other special rights, if any, with respect to the payment of dividends;

(d) Whether the Preferred Stock will be perpetual or non-perpetual;

(e) The amount or amounts payable upon redemption thereof and the manner in which the same may be redeemed, if redeemable;

(f) The amount or amounts payable to holders thereof upon any voluntary or involuntary liquidation, dissolution, or winding-up of the business of the corporation;

(g) Any sinking fund or other retirement provisions and the extent to which the charges therefore are to have priority over the payment of dividends on or the making of sinking fund or other like retirement provisions for share of any other series or other dividends on Common Stock and Preference Stock;

(h) The terms and rates of conversion or exchange thereof, if convertible or exchangeable; and

(i) The provisions as to voting rights, if any.

(3) Provided that the shares of any series of Preferred Stock having voting rights may not have more than one (1) vote per share, and if the stated dividends and amounts payable on liquidation are not paid in full, the shares of all series of the Preferred Stock shall share ratably in the payment of dividends including accumulations, if any, in accordance with the sums which would be payable on such shares if all dividends were declared and paid in full, and in any distribution of assets, other than by way of dividends, in accordance with the sums which would be payable on such distribution if all sums payable were discharged in full. Additionally, no series of the Preferred Stock may be issued for the primary purpose of acting as an anti-takeover device.

(4) The designation of each series of Preferred Stock, and its term in respect of the particulars set forth under subparagraphs (a), (b), (c), (d) and (e) hereof, shall be fixed and determined by the Board of Directors and stated in the resolution or instrument providing for the issue of such stock adopted by the Board of Directors pursuant to the authority hereby conferred, before any shares of such series are issued, and shall be set forth in full or summarized on the share certificates for such series.

(5) The limitations and restrictions on the Preferred Stock in no way affect or adhere to the Preference Stock authorized in Part A of this Article 4.

ARTICLE 5

The corporation is to have perpetual existence.

ARTICLE 6

PART A

(1) Actions shall be taken by the stockholders only at annual or special meetings of stockholders, and stockholders may not act by written consent.

(2) Special meetings of the stockholders, for any purpose or purposes, unless otherwise prescribed by statute, may be called by the Chairman of the Board of Directors and shall be called by the Chairman at the request in writing of a majority of the whole board of directors. Such request shall state the purpose or purposes of the proposed meeting. Stockholders of the corporation shall not have the right to request or call a special meeting of the stockholders.

PART B

(1) The business and affairs of the corporation shall be managed by a board of directors. Directors shall be elected in accordance with the procedures set forth in Article 4 hereof. There shall be a Chairman of the Board of Directors elected by a majority of the whole board of directors.

(2) A majority of the whole board of directors shall constitute a quorum for the transaction of business at any meeting of the board of directors.

(3) An act of the majority of the whole board of directors present at a meeting at which a quorum is present shall be the act of the board of directors. The board of directors may also take or authorize corporate action pursuant to any applicable law.

PART C

(1) There shall be a standing committee of members of the board of directors of the corporation appointed by the board to be known as the executive committee or such other name as the board of directors shall determine, consisting of the Chairman of the Board, a Vice Chairman of the Board, and three directors each to serve a term of one year or until their successors are appointed. The executive committee shall have and may exercise between meetings of the board of directors all the powers and authority of the board of directors in the management of the business and affairs of the corporation, and may authorize the seal of the corporation to be affixed to all papers which may require it; but the executive committee shall not have the power or authority in reference to amending the certificate of incorporation, adopting an agreement of merger or consolidation, recommending to the stockholders the sale, lease or exchange of all or substantially all of the corporation’s property and assets, recommending to the stockholders a dissolution of the corporation or a revocation of the dissolution, or amending the bylaws of the corporation; and, such committee shall not have the power or authority to declare a dividend or to authorize the issuance of stock.

The executive committee may hold regular meetings at such time as it shall designate, and special meetings may be called by the Chairman of the Board, a Vice Chairman of the Board, or the President. A majority of the executive committee shall constitute a quorum. The executive committee shall report all actions which it has taken to the next regular meeting or special meeting of the board of directors.

(2) There shall be an audit committee composed of not less than three directors appointed by the board annually or more often, none of whom shall be active officers of the corporation, whose duty it shall be to make an examination at least once each year into the affairs of the corporation and to report the result of examination in writing to the board at the next regular meeting thereafter. The audit committee may make recommendations to the board of directors or the executive committee, and with the approval of the board of directors may employ an independent qualified firm of certified public accountants to make an examination and audit of the corporation at least once a year. If such a procedure is followed, the one annual examination and audit by such firm of certified public accountants and the presentation of its report to the board of directors will be deemed to be sufficient to comply with the requirements of this paragraph.

(3) The board of directors may appoint, from time to time, from its own members, other committees of one or more persons, for such purposes and with such powers as the board may determine.

PART D

(1) The officers of the corporation shall be a Chairman of the Board of Directors, such number of Vice Chairmen of the Board as may be created by the board of directors, a President, a Secretary, a Treasurer, and such Vice Presidents, Assistant Secretaries, Assistant Treasurers and other officers as the board of directors may from time to time elect. Any two or more offices may be held by the same person.

(2) The officers of the corporation shall be elected by the board of directors. Such election may be held at any regular or special meeting of the board. Each officer shall hold office until his death, resignation, retirement, removal, disqualification or until his successor is elected and qualified.

(3) The compensation of all officers of the corporation shall be fixed by the board of directors.

(4) The Chairman shall have general executive powers and shall be the chief executive officer of the corporation and, subject to the control of the board of directors, shall supervise and control the management of the corporation. The Chairman shall, when present, preside at all meetings of the directors and the stockholders or name another to preside. He shall perform all duties incident to the office of the chief executive officer and such other duties as may be prescribed by the board of directors from time to time.

(5) The President shall, in the absence or disability of the Chairman and Vice Chairman, exercise the powers that the board may have assigned the Chairman. In addition, he shall perform such other duties and shall have such other powers as the board of directors or chief executive officer shall prescribe.

(6) All other officers of the corporation shall have such powers and shall perform such duties as the board of directors shall from time to time determine.

PART E

The board of directors is hereby expressly authorized to make, alter, amend or repeal the bylaws of the corporation.

PART F

(1) The board of directors of the corporation, when evaluating any proposal from another party involving:

(a) a tender offer or exchange offer for any securities of the corporation;

(b) a merger or consolidation of the corporation with or into any other person;

(c) a sale, lease, exchange or other disposition by the corporation, or any subsidiary of the corporation, whether or not in partial or complete liquidation, of all or any substantial part of the assets of the corporation to or with any person;

(d) any issuance or transfer by the corporation or any subsidiary of the corporation of any securities of the corporation having voting power (whether generally or upon the happening of any contingency), or any securities or instruments convertible into or exchangeable for securities having voting power, to any other person in exchange for securities, cash or other property or a combination thereof; or

(e) any other transaction having an effect similar to any of the foregoing upon the properties, operations or control of the corporation, may, in connection with the exercise of its judgment in determining what is in the best interests of the corporation and its stockholders, give due consideration to the following:

(i) the character, integrity, business philosophy and financial status of the other party or parties to the transaction;

(ii) the consideration to be received by the corporation or its stockholders in connection with such transaction, as compared to:

(A) the current market price or value of the corporation’s properties or securities;

(B) the estimated future value of the corporation, its properties or securities;

(C) such other measures of the value of the corporation, its properties or securities as the board of directors may deem appropriate;

(iii) the projected social, legal and economic effects of the proposed action or transaction upon the corporation, its employees, suppliers, regulatory agencies and customers and the communities in which the corporation and its subsidiaries do business;

(iv) the general desirability of the continuance of the corporation as an independent entity; and

(v) such other factors as the board of directors may deem relevant.

In giving such consideration to the foregoing factors, the board of directors and each individual director shall be deemed to be performing their duly authorized duties and acting in good faith and in the best interests of the corporation.

(2) The provisions of this Part F shall not limit in any way the right of the board of directors to consider any other lawful factors in making its determinations, including, without limitation, the effects, both short-term and long-term, of any action or proposed action on the corporation or its stockholders directly. This Part F shall be deemed solely to grant discretionary authority to the board of directors, each committee of the board and each individual director and shall not be deemed to provide to any specific constituency any right to be considered.

(3) Notwithstanding anything contained in this Restated Certificate of Incorporation to the contrary, and in addition to any affirmative vote that may otherwise be required by law, this Article 6, Part F shall not be altered, amended or repealed and no provision inconsistent herewith shall be adopted without the affirmative vote of the holders of at least eighty percent (80%) of the voting power of all the shares of the corporation entitled to vote in the election of directors, voting as a class.

ARTICLE 7

Meetings of the stockholders may be held within or without the State of Delaware, as the bylaws may provide. The books of the corporation may be kept (subject to any provision contained in the statues) outside the State of Delaware at such place or places as may be designated from time to time by the board of directors or in the bylaws of the corporation. Elections of directors need not be by written ballot unless the bylaws of the corporation shall so provide.

ARTICLE 8

The corporation reserves the right to amend, alter, change or repeal any provision contained in this certificate of incorporation, in the manner now or hereafter prescribed by statute, and all rights conferred upon stockholders herein are granted subject to this reservation.

ARTICLE 9

(1) The corporation shall indemnify its officers, directors, employees, and agents to the full extent permitted by the General Corporation Law of Delaware.

(2) A director of the corporation shall not be personally liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director’s duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the Delaware General Corporation Law, or (iv) for any transaction from which the director derived an improper personal benefit. If the Delaware General Corporation Law hereafter is amended to further eliminate or limit the liability of a director, then a director of the corporation, in addition to the circumstances in which a director is not personally liable as set forth in the preceding sentence, shall not be liable to the fullest extent permitted by the amended Delaware General Corporation Law. Any repeal or modification of this paragraph by the stockholders of the corporation shall not adversely affect any right or protection of a director of the corporation existing at the time of such repeal or modification.

The undersigned corporation, organized and existing under and by virtue of the General Corporation Law of Delaware, hereby certifies that the foregoing Restated Certificate of Incorporation is the Restated Certificate of Incorporation of the Corporation as of the date hereof and executes and acknowledges this instrument in accordance with section 103(b)(2) of the General Corporation Law.

DATED, August 11, 2005

THE COLONIAL BANCGROUP, INC.

/s/ Robert E. Lowder
By:	Robert E. Lowder
Its:	Chairman of the Board, Chief Executive Officer, and President

ATTEST:

/s/ Glenda Allred
By:	Glenda Allred
Its:	Secretary